Gulf Resources Announces First Quarter of 2022 Financial Results and Plan to Present 6-year Financial Plan by the end of June 2022

SHOUGUANG, China -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources", “we,” or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced financial results for the first quarter ended March 31, 2022 as well as its plan to provide investors with its 6 year financial plan by the end of June 2022.

•	Despite the closure of all our operating facilities for 51 of the 90 days of the first quarter, 2022 and the additional time to restart production, the costs of our closed facilities, and a negative non-cash charge on foreign currency translation losses, Gulf Resources reported near breakeven results for the first quarter. During this period, our operating loss was reduced 98% to $65,087 from $3,281,424.

•	With the strong increases in bromine pricing, we expect the remaining quarters of 2022 and the year as a whole will be profitable even without contributions from chemicals and natural gas. These estimates exclude any potential nonrecurring factors or write-offs.

•	Company is in the final stages of preparing its 6-year plan. This plan will be presented to investors on a conference call by the end of the next month.

First Quarter 2022

•	In the first quarter, net revenues increased 70% to $8,930,737 from $5,259,243. Our factories were closed for environmental reasons until February 21, 2022. In the previous year, they were closed until February 19, 2021. We had 39 days of operations in 2022 versus 41 days in 2021. Our daily revenues increased 78.5%.

•	Gross profits increased 306% to $4,380,769 from $1,077,854.

•	Direct labor and factory overheads incurred during the plant shutdown were $2,184,591. General and administrative expenses increased 29% to $2,242,501. A major factor impacting G&A was a swing in unrecorded foreign translation losses.

•	The loss from operations decreased 98% to $65,087 from $3,281,424.

•	If the direct labor and factory overheads of $2,242,501 and the foreign translation losses of $283,789 are excluded, the first quarter of 2022 would have been very profitable, even with only 39 days of operations.

Business Segment Data

Bromine

•	Revenues in bromine increased 69% to $8,126,015. Tonnes produced increased 5% to 1,005. The average selling price increased 60.5% to $8,086.

•	At the present time, based on the spot price from sunsirs.com and the current exchange rate, the selling price of bromine is $8,270, higher than in the first quarter.

•	Gross profits were $4,205,690 compared to $1,296,944, an increase of 224%. As a percentage of sales, gross margins were 51.8% compared to 27%.

•	Our utilization rate was 19% compared to 17% in the previous year. Given that our factories were only open for 39 days versus 41 in the previous year, our utilization rate was much improved.

•	Net profits in bromine were $1,348,834 versus a loss of $1,279,565. These numbers include overhead costs of the closed factories, G&A, and negative non-cash foreign currency adjustments.

•	Total assets in our bromine business increased to $186 million from $144.7 million in the previous year. We have been drilling new wells, building aqueducts, and making other improvements.

•	We believe we will receive approval to open at least one and potentially more of its closed factories in 2022.

Crude Salt

•	As with bromine, the crude salt facilities were open only 39 of the 90 days in the quarter. In addition, because of low temperatures, winter is a very slow time for crude salt production.

•	Nonetheless, Crude salt revenues increased 68% to 754,044.

•	Despite the substantial revenue increase, the cost of revenues declined 6% to 629,560.

•	Gross profit was $124,484 compared to a loss of $219,090.

•	For the quarter, including its share of costs from closed facilities, corporate overhead, and unrecorded foreign exchange losses, crude salt lost $521,921 versus $1,009,585.

Chemicals

•	Chemicals had $0 revenues and an operating loss of $513,282. The construction of our new Yuxin factory has been delayed by electricity restrictions as well as by the winter shutdown. On Feb. 22, 2022, we announced that we believed electricity restrictions were being eased. As a result, we contacted our suppliers and will have the remainder of the equipment produced and delivered, so we can complete installation and begin testing and trial production. At this time, we may begin commercial production during 2023.

Natural Gas

•	Our natural gas business reported revenues of $50,678 on the rental of some of our equipment. The business reported a loss of $26,739.

•	The company is still waiting for the provincial government of Sichuan to finalize the land and resource planning for Sichuan Province. The company has no assurances on the timing of these plans. However, since the government of China has approved that privately owned enterprises are allowed to participate in natural gas production and since there is great demand for natural gas in China, the company remains optimistic about this project.

Balance Sheet

•	The company ended the quarter with cash of $105,661,999, an increase of $9,894,736 from the level in the previous year.

•	Cash per share was $10.05*.

•	Shareholders’ equity was $288,068,305

•	Shareholders’ equity per share was $27.39*

Cash Flow

•	Despite the closure of our facilities for more than half of the quarter, Gulf generated strong cash flow from operating activities of $8,445,682.

•	We spent $395,060 on property plant and equipment.

•	Free cash flow excluding the impact of foreign currency translation was $8,050,622.

Subsequent Event

•	The Company’s wholly-owned subsidiary, Shouguang Hengde Salt Industry Co. LTD, was registered in April 2022 in Shandong Province, China, for future crude salt production and trading. At present, this subsidiary does not have any operations.

“We were very pleased with our quarter,” stated Mr. Liu Xiaobin, the CEO of Gulf Resources. “Although our factories were closed for 51 of the 90 days and although we required time to restart them, our bromine business still generated over $8 million in revenues and $4 million in gross profit. Bromine pricing has remained extremely strong. Imports have become more expensive. Capacity in China has been reduced, because of environmental controls, and demand remains strong. We are seeing increased use of bromine in pharmaceuticals and other products, such as zinc-bromine batteries. We also expect to receive permission for at least one of our closed factories in 2022. We are extremely bullish on the opportunity in this sector. Based on the improvements we have made to increase productivity and our current outlook on pricing. We will be providing investors with our 6-year plan by the end of June 2022.”

“Results in our crude salt business should improve as the weather warms,” Mr. Liu continued. “We are very optimistic about the opportunities for our new Yuxin chemical business. We are planning to finish construction and begin test and trial production , and we may begin commercial production during 2023.”

“We are also optimistic that we will receive permission to drill for natural gas and brine in Sichuan Province. China faces great shortages of natural gas and we hope to be part of the solution.”

“Finally,” Mr. Liu concluded, “Our management has been working diligently to complete our 6-year plan, which we have promised investors. Our plan will include detailed projections through 2027. We believe investors will be encouraged when they review our projections. Our plan is to hold a conference call by the end of the next month where we will review these projections with our investors.”

(*These calculations are based on the number of shares issued of 10,517,754 shares as of March 31, 2022)

Conference Call
Gulf Resources management will host a conference call on Monday, May 16, 2022 at 08:30 AM ET to discuss financial results for the first quarter 2022.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial Toll Free +1 (888) 506-0062 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (973) 528-0011, and please reference to “Gulf Resources” or Participant Access Code: 448480 while dial in.

The webcasting is also available then, just simply click on the link below:
http://www.gulfresourcesinc.com/news-28.html

A replay of the conference call will be available two hours after the call's completion and expired by Wednesday, May 23, 2022. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 45597.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), ShouguangYuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements
Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com
Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	March 31, 2022 (Unaudited)	December 31, 2021 (Audited)
Current Assets
Cash	$105,661,999	$95,767,263
Accounts receivable	11,102,039	14,525,807
Inventories, net	515,562	691,111
Prepayments and deposits	4,904,466	4,450,037
Other receivable	644	644
Total Current Assets	122,184,710	115,434,862
Non-Current Assets
Property, plant and equipment, net	182,415,845	162,657,546
Finance lease right-of use assets	184,155	184,824
Operating lease right-of-use assets	9,562,685	8,311,127
Prepaid land leases, net of current portion	10,419,032	10,368,469
Deferred tax assets	12,896,492	12,900,034
Total non-current assets	215,478,209	194,422,000
Total Assets	$337,662,919	$309,856,862

Liabilities and Stockholders’ Equity
Current Liabilities
Payable and accrued expenses	$35,036,051	$10,530,776
Taxes payable-current	1,472,666	775,708
Amount due to a related party	1,854,380	1,849,044
Finance lease liability, current portion	262,033	227,429
Operating lease liabilities, current portion	481,540	506,579
Total Current Liabilities	39,106,670	13,889,536
Non-Current Liabilities
Finance lease liability, net of current portion	1,778,089	1,770,526
Operating lease liabilities, net of current portion	8,709,855	7,557,583
Total Non-Current Liabilities	10,487,944	9,328,109
Total Liabilities	$49,594,614	$23,217,645

Commitment and Loss Contingencies
	$—	$—
Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 10,517,754 shares issued; and 10,471,924 shares outstanding as of March 31 31, 2022 and December 31, 2021	24,376	24,376
Treasury stock; 45,830 shares as of March 31, 2022 and December 31, 2021 at cost	(510,329)	(510,329)
Additional paid-in capital	100,569,159	100,569,159
Retained earnings unappropriated	150,343,692	150,463,638
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive income	13,407,863	11,858,829
Total Stockholders’ Equity	288,068,305	286,639,217
Total Liabilities and Stockholders’ Equity	$337,662,919	$309,856,862

See accompanying notes to the condensed consolidated financial statements.

GULF RESOURCES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Expressed in U.S. dollars)

(UNAUDITED)

	Three-Month Period Ended March 31,
	2022	2021

NET REVENUE
Net revenue	$8,930,737	$5,259,243

OPERATING EXPENSE
Cost of net revenue	(4,549,968)	(4,181,389)
Sales, marketing and other operating expenses	(10,360)	(9,545)
Direct labor and factory overheads incurred during plant shutdown	(2,184,591)	(2,613,483)
General and administrative expenses	(2,242,501)	(1,736,250)
Other operating expense	(8,404)	—
	(8,995,824)	(8,540,667)

LOSS FROM OPERATIONS	(65,087)	(3,281,424)

OTHER INCOME (EXPENSE)
Interest expense	(34,692)	(36,862)
Interest income	75,528	72,453
LOSS BEFORE TAXES	(24,251)	(3,245,833)

INCOME TAX BENEFIT	(95,695)	743,709

NET LOSS	$(119,946)	$(2,502,124)

COMPREHENSIVE LOSS:
NET LOSS	$(119,946)	$(2,502,124)
OTHER COMPREHENSIVE LOSS
- Foreign currency translation adjustments	1,549,034	(2,184,690)

COMPREHENSIVE INCOME (LOSS)	$1,429,088	$(4,686,814)

LOSS PER SHARE:
BASIC AND DILUTED	$(0.01)	$(0.25)

WEIGHTED AVERAGE NUMBER OF SHARES:
BASIC AND DILUTED	10,471,924	9,997,477

See accompanying notes to the condensed consolidated financial statements.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended March 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(119,946)	$(2,502,124)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Interest on capital lease obligation	33,622	35,538
Depreciation and amortization	5,003,078	4,104,357
Unrealized exchange (gain) loss on translation of inter-company balances	283,789	104,812
Deferred tax asset	95,695	(743,709)
Common stock issued for services	—	—
Changes in assets and liabilities
Accounts receivable	3,483,711	1,637,800
Inventories	178,444	(162,099)
Prepayments and deposits	(446,365)	(71,888)
Other receivables	—	—
Accounts and Other payable and accrued expenses	487,228	830,751
Retention payable	—	—
Taxes payable	704,492	72,758
Prepaid land leases	—	—
Operating leases	(1,258,066)	35,199
Net cash provided by operating activities	8,445,682	3,341,395

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of property, plant and equipment	(395,060)	—
Net cash used in investing activities	(395,060)	—

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,844,114	(864,609)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	9,894,736	2,476,786
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	95,767,263	94,222,538
CASH AND CASH EQUIVALENTS - END OF PERIOD	$105,661,999	$96,699,324

See accompanying notes to the condensed consolidated financial statements.